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                                                                      Exhibit 11
                                  Ultrak, Inc.

                         COMPUTATION OF PER SHARE DATA

                                                                            Years ended December 31,
                                                                    ------------------------------------------
                                                                       1994           1993             1992
                                                                    ----------     -----------      ----------
Computation of earnings per share -
   primary
      Income from continuing operations                             $2,789,512     $ 2,638,860      $  569,843
      Less dividend requirements on
      preferred stock                                                 (117,210)       (117,210)       (117,210)
                                                                    ----------     -----------      ----------
                                                                     2,672,302       2,521,650         452,633
                                                                    ----------     -----------      ----------

      Net income                                                     2,482,302         687,280         720,545
                                                                    ----------     -----------      ----------

Weighted average number of common shares
   outstanding during the period                                     6,541,786       6,511,269       6,481,768

Net effect of dilutive stock options and
   warrants based on the treasury stock
   method using the average market price                               277,213         278,603         363,782
                                                                    ----------     -----------      ----------

Shares used for computation                                          6,818,999       6,789,872       6,845,550
                                                                    ==========     ===========      ==========

Income per share - primary
   Continuing operations                                                  $.39            $.37            $.07
                                                                          ====            ====            ====

   Net income                                                             $.36            $.10            $.11
                                                                          ====            ====            ====

Computation of earnings per share -
   assuming full dilution
      Income from continuing operations                             $2,789,512     $ 2,638,860      $  569,843
  Less dividend requirements on
      preferred stock                                                      -          (117,210)       (117,210)
                                                                    ----------     -----------      ----------
                                                                     2,789,512       2,521,650         452,633
                                                                    ----------     -----------      ----------

      Net income                                                     2,599,512         687,280         720,545
                                                                    ----------     -----------      ----------

Weighted average number of common shares
   outstanding during the period                                     6,541,786       6,511,269       6,481,768

Net effect of dilutive stock options and
   warrants based on the treasury stock method
   using the greater of the average or ending
   price                                                               288,218         286,474         364,761

Net effect of preferred stock conversion                               406,981            -                -
                                                                    ----------     -----------      ----------

Shares used for computation                                          7,236,985       6,797,743       6,846,529
                                                                    ==========     ===========      ==========

Income per share - assuming full dilution
   Continuing operations                                                  $.39            $.37            $.07
                                                                          ====            ====            ====

   Net income                                                             $.36            $.10            $.11
                                                                          ====            ====            ====